EXHIBIT 99.1

Audited Consolidated Financial Statement Of Mid-Heaven Sincerity International Resources Investment Co., Ltd, And The Notes Related Thereto For The Two Years Ended December 31, 2017 And 2018 Together With The Management Disclosure And Analysis For The Periods Thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

SmartHeat Inc

Opinion on the financial statements

We audited the accompanying consolidated balance sheets of Mid-Heaven Sincerity International Resources Investment Co., Ltd, & subsidiaries, excluding Qing Hai Mid-Heaven Boron & Lithium Mining Co. Ltd (“the Company”) as of December 31, 2018 and 2017, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2018 and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and the results of their operations and cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018.

MJF & Associates

Los Angeles, California

July 12, 2019

515 S. Flower Street, Suite 3600, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726

Los Angeles • San Diego • San Francisco • Dallas • New York

MID-HEAVEN SINCERITY INTERNATIONAL RESOURCES INVESTMENT CO., LTD AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS

CURRENT ASSETS
Notes Receivable	$111,473	$50,504
Accounts receivable	501,927	524,932
Advance to suppliers	66,812	125,744
Advance to related party, net	-	2,350,061
Inventory	1,691,663	134,505

Total current assets	2,371,875	3,185,746

NONCURRENT ASSETS
Fixed assets, net	1,737,682	2,148,830
Construction in progress	1,662,847	1,746,572

Total non-current assets	3,400,529	3,895,402

TOTAL ASSETS	$5,772,404	$7,081,148

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$291,758	$1,432,072
Unearned revenue	147	381,160
Accrued liabilities and other payables	447,679	458,196
Taxes payable	204,330	84,261
Advance from related party, net	54,976	-

Total current liabilities	998,890	2,355,689

DEFERRED INCOME	1,504,400	1,774,510

TOTAL LIABILITIES	2,503,290	4,130,199

STOCKHOLDERS' EQUITY
Paid-in capital	1,452,348	1,452,348
Accumulated other comprehensive income (loss)	(11,951)	146,579
Retained earnings	1,828,717	1,352,022

TOTAL STOCKHOLDERS' EQUITY	3,269,114	2,950,949

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,772,404	$7,081,148

The accompanying notes are an integral part of these consolidated financial statements.

MID-HEAVEN SINCERITY INTERNATIONAL RESOURCES INVESTMENT CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

Sales	$4,502,857	$3,244,547
Sales - related party	1,526,290	4,021,408

Total sales	6,029,147	7,265,955

Cost of sales	5,147,641	6,096,248

Gross profit	881,506	1,169,707

Operating expenses
Selling	294,892	206,290
General	254,865	363,189

Total operating expenses	549,757	569,479

Income from operations	331,749	600,228

Non-operating income (expenses)
Financial expense	(8,183)	(24,741)
Subsidy income	237,252	39,989

Non-operating income, net	229,069	15,248

Income before income tax	560,818	615,476

Income tax	84,123	92,321

Net income	476,695	523,155

Other comprehensive items
Foreign currency translation gain (loss)	(158,530)	135,776

Comprehensive income	$318,165	$658,931

The accompanying notes are an integral part of these consolidated financial statements.

MID-HEAVEN SINCERITY INTERNATIONAL RESOURCES INVESTMENT CO., LTD AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$476,695	$523,155
Depreciation	322,486	279,283
Changes in deferred income	(191,918)	(39,989)
Changes in assets and liabilities:
Accounts receivable	(67,984)	168,881
Advance to supplies	54,869	(18,767)
Inventory	(1,621,680)	648,426
Accounts payable	(1,111,467)	(143,321)
Unearned revenue	(376,214)	32,758
Accrued liabilities and other payables	11,873	(236,489)
Taxes payable	128,718	(3,288)

Net cash provided by (used in) operating activities	(2,374,622)	1,210,649

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,901)	(411,751)

Net cash used in investing activities	(2,901)	(411,751)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due from / to related parties	2,377,523	(798,898)

Net cash provided by (used in) financing activities	2,377,523	(798,898)

CASH & EQUIVALENTS, BEGINNING OF YEAR	-	-

CASH & EQUIVALENTS, END OF YEAR	$-	$-

Supplemental Cash flow data:
Income tax paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

MID-HEAVEN SINCERITY INTERNATIONAL RESOURCES INVESTMENT CO., LTD AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2018 AND 2017

	Paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total
Balance at January 1, 2017	$1,452,348	$10,803	$828,867	$2,292,018

Net income	-	-	523,155	523,155
				-
Foreign currency translation gain	-	135,776	-	135,776

Balance at December 31, 2017	1,452,348	146,579	1,352,022	2,950,949

Net income	-	-	476,695	476,695
				-
Foreign currency translation loss	-	(158,530)	-	(158,530)

Balance at December 31, 2018	$1,452,348	$(11,951)	$1,828,717	$3,269,114

The accompanying notes are an integral part of these consolidated financial statements.

MID-HEAVEN SINCERITY INTERNATIONAL RESOURCES INVESTMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Mid-Heaven Sincerity International Resources Investment Co., Ltd (the “Company” or “Mid-heaven BVI”) was incorporated on April 6, 2018 in the British Virgin Islands (“BVI”) as a holding company. It owns 100% of Qinghai Mid-Heaven Sincerity Technology Co., Ltd (“Sincerity”). Sincerity was incorporated on July 9, 2018 in the People’s Republic of China (“China” or “PRC”), it is a wholly foreign-owned enterprise (“WFOE”) and holds 100% of Qinghai Mid-Heaven Sincerity Salt-Lake R&D Co., Ltd (“Salt-Lake”). Salt-Lake was incorporated in China on September 6, 2018, and serves as a holding company that owns 100% of Qinghai Mid-Heaven Boron & Lithium Technology Co., Ltd (“Qinghai Technology”).

Qinghai Technology was incorporated on December 18, 2018. The business of Qinghai Technology was carved out of the business of Qinghai Zhongtian Boron & Litium Mining Co., Ltd (“Qinghai Mining”) on December 20, 2018. Qinghai Mining was founded on March 6, 2001 and engaged in manufacture and wholesale of boric acid and related compounds for industrial and consumer usage. Qinghai Technology obtains its raw material minerals exclusively from Qinghai Mining and currently processes boric acid by crushing and processing ore.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements (“CFS”) are prepared in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”). The functional currency of Qinghai Technology is Renminbi (“RMB’’). The accompanying CFS are presented in U.S. dollars (“USD”). Mid-heaven BVI, Sincerity, and Salt-Lake do not have any operations.

Principles of Consolidation

As of and for the years ended December 31, 2018 and 2017, the accompanying CFS include the accounts of Mid-heaven BVI, its subsidiaries Sincerity, Salt-Lake and Qinghai Technology, which are collectively referred to as the “Company.” All significant intercompany accounts and transactions were eliminated in consolidation.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.

Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Equivalents

For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of December 31, 2018, and 2017, the bad debt allowance was $0.

Advances to Suppliers

The Company makes advance payment to certain vendors to purchase raw material, tools and equipment. The advances are interest-free and unsecured. As of December 31, 2018 and 2017, the Company had allowances for advances to suppliers of $0.

Inventory

Inventories are stated at the lower of cost or net realizable value with cost determined on a weighted-average basis. Management compares the cost of inventories with the net realizable value and an allowance is made to write down inventories to market value, if lower. The Company had allowance for inventory impairment of $0, at December 31, 2018 and 2017.

In July 2015, the FASB issued ASU 2015-11, “Inventory (Topic 330) - Simplifying the Measurement of Inventory,” which requires that inventory within the scope of the guidance be measured at the lower of cost or net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The Company adopted ASU 2015-11 effective January 1, 2017 and it did not have a material effect on the Company’s CFS.

Plant, Property and Equipment

Plant, property and equipment are stated at cost, less accumulated depreciation, and impairment losses, if any. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method with residual value of 3% for substantially all assets as follows:

Structures and Improvements	4 - 20 years
Machinery and Equipment	3 - 10 years
Equipment upgrade	5 years
Vehicles	4 - 8 years

Depreciation of plant, property and equipment attributable to manufacturing activities is capitalized as part of inventories, and expensed to cost of goods sold when inventories are sold.

Impairment of Long-Lived Assets

Long-lived assets, which include plant, property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, but at least annually.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value (“FV”). FV is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of December 31, 2018 and 2017, there was no significant impairments of its long-lived assets.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statement of income.

At December 31, 2018 and 2017, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

The new revenue standards became effective for the Company on January 1, 2018, and were adopted using the modified retrospective method. The adoption of the new revenue standards as of January 1, 2018 did not change the Company’s revenue recognition as the majority of its revenues continue to be recognized when the customer takes control of its product. As the Company did not identify any accounting changes that impacted the amount of reported revenues with respect to its product revenues, no adjustment to retained earnings was required upon adoption.

Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

Revenues from product sales are recognized when the customer obtains control of the Company’s product, which occurs typically upon delivery to the customer. The Company expenses incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset that it would have recognized is one year or less or the amount is immaterial.

Deferred Income

Deferred income consists primarily of government grants and subsidies for supporting the Company’s technology innovation and transformation of boric acid, lithium and magnesium sulfate projects. The Company uses most of the subsidies to purchase machinery and equipment. Deferred income is amortized to revenue (other income) over the life of the assets for which the grant and subsidy was used for. Subsidies for declared project fund require government inspection to ensure proper use of the funds for the designated project.

Cost of Sales

Cost of sales (“COS”) consists primarily of material costs, labor costs and related overhead that are attributable to the production of the products. Write-down of inventory to lower of cost or net realizable value is also recorded in COS.

Statement of Cash Flows

In accordance with ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based on the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Foreign Currency Translation and Comprehensive Income

The functional currency of the Company’s China subsidiaries is RMB. The accounts of the China subsidiaries were translated into USD in accordance with FASB ASC Topic 830, “Foreign Currency Matters.” According to FASB ASC Topic 830, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholders’ equity was translated at the historical rates and statement of operations items were translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with FASB ASC Topic 220, “Comprehensive Income.”

Concentration of Credit Risk

Certain other financial instruments, which subject the Company to concentration of credit risk, consist of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its customers’ financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located primarily in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in China, as well as by the general state of the PRC economy.

Fair Value (“FV”) of Financial Instruments

Certain of the Company’s financial instruments, including cash and equivalents, accrued liabilities and accounts payable, carrying amounts approximate their FV due to their short maturities. FASB ASC Topic 825, “Financial Instruments,” requires disclosure of the FV of financial instruments held by the Company. The carrying amounts reported in the balance sheets for current liabilities each qualify as financial instruments and are a reasonable estimate of their FV because of the short period of time between the origination of such instruments and their expected realization and the current market rate of interest.

Fair Value Measurements and Disclosures

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines FV, and establishes a three-level valuation hierarchy for disclosures of FV measurement that enhances disclosure requirements for FV measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the FV measurement.

As of December 31, 2018 and 2017, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at FV.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute a single reportable segment in accordance with ASC 280. The Company currently operates in one business and industry segment: manufacture and sale of boric acid.

New Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of adoption of this ASU on its CFS.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its CFS.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. The amendments are an improvement to U.S. GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice. This ASU is effective for public business entities for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company has adopted the guidance retrospectively to each period presented. The adoption did not have any material effect on the Company’s CFS.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. This ASU improves the accounting for the income tax consequences of intra-entity transfers of assets other than inventory. For public business entities, the amendments in this update are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. The adoption of this ASU did not have a significant impact on the Company’s CFS.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, and interim period within those fiscal years. The Company has adopted the guidance retrospectively to each period presented. The adoption did not have any material effect on the presentation of its CFS.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company has adopted the guidance effective January 1, 2018. The Company will evaluate the impact of adopting this standard prospectively upon any transactions of acquisitions or disposals of assets or businesses.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting this standard on its CFS.

In June 2018, the FASB issued ASU 2018-07, "Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting," which expands the scope of ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. An entity should apply the requirements of ASC 718 to non-employee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. The amendments specify that ASC 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor's own operations by issuing share-based payment awards. The new guidance is effective for SEC filers for fiscal years, and interim reporting periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the effects of the adoption of this guidance and currently believes it will impact the accounting of the share-based awards granted to non-employees.

In August 2018, the SEC issued Release No. 33-10532 that amends and clarifies certain financial reporting requirements. The principal change to the Company’s financial reporting will be the inclusion of the annual disclosure requirement of changes in stockholders’ equity in Rule 3-04 of Regulation S-X to interim periods. The Company adopted this new rule beginning January 1, 2017.

3. INVENTORY

Inventory consisted of the following at December 31, 2018 and 2017:

	2018	2017
Raw materials	$153,412	$62,612
Finished goods	1,538,251	71,893
Total	$1,691,663	$134,505

4. NOTES RECEIVABLE

From time to time, the Company has notes receivable, representing commercial notes (also called bank acceptances) that were issued by customers to the Company as payment and were honored by the applicable bank. The Company may hold a bank acceptance until the maturity for full payment, have the bank acceptance cashed out from the bank at a discount at an earlier date, or transfer the bank acceptance to its vendors in lieu of payment. As of December 31, 2018 and 2017, the Company had outstanding notes receivable of $111,473 and $50,504.

As of December 31, 2018, the Company had $1.68 million notes receivable that were endorsed to its vendors, in lieu of payment. The Company was contingently liable for these notes receivable until it is paid or matured.

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2018 and 2017:

	2018	2017
Structures and improvements	$457,547	$480,585
Machinery equipment	2,492,228	2,614,774
Equipment upgrade	252,787	265,515
Total	3,202,562	3,360,874
Less: accumulated depreciation	(1,464,880)	(1,212,044)
Net	$1,737,682	$2,148,830

Depreciation for the years ended December 31, 2018 and 2017 was $322,486 and $279,283, respectively.

6. CONSTRUCTION IN PROGRESS

As of December 31, 2018 and 2017, the Company had construction in progress of $1,662,847 and $1,746,572, respectively. The construction in progress was mainly for Test and Experimental Plant I, which does not have any production currently; the Company intends to do technical transformation on the plant as a pilot plant for pure boric acid and lithium carbonate. However, the Company does not have a detailed and committed plan as of this report date.

7. TAXES PAYABLE

Tax payable consisted of the following as of December 31, 2018 and 2017:

	2018	2017

Value added tax	$175,435	$74,778
Other	28,895	9,483
Total	$204,330	$84,261

8. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at December 31, 2018 and 2017:

	2018	2017
Special subsidy payable	$291,410	$306,082
Salary payable	156,269	152,114
Total	$447,679	$458,196

During 2014 through 2016, the Company received $291,410 government subsidy for Magnesium-rich waste liquid high value utilization project, which was recorded as other payable; the Company completed the project and is currently waiting for the government’s inspection, the Company will reclassify the portion of equipment cost of this government subsidy to deferred income and amortize over 10 years, and reclassify the remaining portion of the subsidy as other income once the Company passing the inspection of the project.

9. RELATED PARTY TRANSACTIONS

Qinghai Technology purchased raw material boron rock from Qinghai Mining (owned by three major shareholders of the Company), and received no-interest short-term advances from Qinghai Mining. As of December 31, 2018 and 2017, total due to Qinghai Mining was $3.88 million and $2.73 million, respectively.

Qinghai Technology used equipment that belongs to Qinghai Province DaChaiDan ZhongTian Resources Development Co., Ltd (“Zhongtian Resources”, owned by two major shareholders of the Company) for production. The depreciation of these fixed assets had an impact on the production costs of boric acid of the Company, and was included in the Company’s cost of sales. The depreciation of these fixed assets for the years ended December 31, 2018 and 2017 was $36,741 and $36,044, respectively. Due to Zhongtian Resources resulting from using its equipment was $0.11 million and $0.07 million at December 31, 2018 and 2017, respectively.

Qinghai Technology purchased raw material sulfuric acid from DaChaiDan SanXin Industrial Company Ltd (“SanXin”). Outstanding payable balance to SanXin at December 31, 2018 and 2017 was $0.13 million and $0.12 million, respectively. SanXin is a non-related party company; however, Qinghai Mining assumed all the payables that Qinghai Technology owed to SanXin at December 31, 2018 and 2017 according to a Debt Offset Agreement between the Company, Qinghai Mining and SanXin.

Qinghai Technology sold boric acid to Qinghai Dingjia Zhixin Trading Co., Ltd (“Dingjia”, 90% owned by the son of the Company’s major shareholder). For the years ended December 31, 2018 and 2017, the Company’s sales to Dingjia was $1.52 million and $4.02 million, respectively. At December 31, 2018 and 2017, outstanding receivable balance from Dingjia was $4.06 million and $5.28 million, respectively.

Qinghai Technology, Qinghai Mining, Zhongtian Resources and Dingjia entered a Debt Offset Agreement, in which, Qinghai Mining assumed the outstanding payable balance of Qinghai Technology to Zhongtian at December 31, 2018 and 2017, and Qinghai Technology transferred the outstanding receivable balance from Dingjia to Qinghai Mining. With execution of the Debt Offset Agreement, the Company had $54,976 net due to Qinghai Mining at December 31, 2018, and $2,350,061 net due from Dingjia at December 31, 2017.

The following table summarized the two Debt Offset Agreements as of December 31, 2018 and 2017:

Company name	2018	2017
Due from Dingjia	$4,058,148	$5,277,995
Due to Qinghai Mining	(3,878,896)	(2,731,102)
Due to Zhongtian Resources	(106,345)	(74,490)
Due to SanXin (debts assumed by Qinghai Mining)	(127,883)	(122,342)
Due from (to), net	$(54,976)	$2,350,061

10. DEFERRED INCOME

Deferred income consisted mainly of the government subsidy to the Company’s declared special projects at December 31, 2018 and 2017:

	2018	2017
Technology upgrade for using lean ore to produce of magnesium sulfate	$146,919	$187,985
Technical transformation for boric acid and magnesium sulfate produced from low grade ore	46,140	56,115
Project of comprehensive utilization of DaChaiDan Solid Boron Mine	1,311,341	1,530,410
Total	$1,504,400	$1,774,510

The detail of deferred income for the Company’s special projects are as following:

	Government subsidy amount	Project completion date	Useful life in years	Amortization in 2017	Amortization in 2018

Technology upgrade for using lean ore to produce magnesium sulfate	$356,114	8/1/2013	10	$32,584	$33,246
Technical transformation for boric acid and magnesium sulfate produced from low grade ore	81,784	5/1/2015	10	7,405	7,556
Project of comprehensive utilization of DaChaiDan Solid Boron Mine	1,536,594	1/1/2018	10		151,117
Total	$1,974,491			$39,989	$191,918

11. OTHER INCOME – SUBSIDY INCOME

Other income consisted of amortization of deferred income for declared special projects and government’s general incentive fund (recorded as income upon receipt) for the years ended December 31, 2018 and 2017:

	2018	2017
Technology upgrade for using lean ore to produce magnesium sulfate	$33,245	$32,584
Technical transformation for boric acid and magnesium sulfate produced from low grade ore	7,555	7,405
Project of production of high purity boric acid from lean ore	45,335	-
Project of comprehensive utilization of DaChaiDan Solid Boron Mine	151,117	-
Total	$237,252	$39,989

12. INCOME TAX

Qinghai Technology was carved out of Qinghai Mining on December 20, 2018. Qinghai Mining had a taxable loss for the years ended December 31, 2018 and 2017, and had no income tax payable at December 31, 2018 and 2017.

Qinghai Technology as a stand alone entity had taxable income of $560,818 and $615,476 for the years ended December 31, 2018 and 2017. The Company used the Separate Return Method under ASC 740-10-30-27 to allocate its own income tax expenses.  Under the Separate Return Method, the Company calculated its tax provision as if it were filing its own tax return based on the pre-tax accounts.  For the years ended December 31, 2018 and 2017, the Company calculated its income tax expenses of $84,123 and $92,321 under the Separate Return Method, and credited it to due to related party – Qinghai Mining.

Mid-Heaven BVI is a BVI company, and there is no income tax for companies domiciled in the BVI. Sincerity and Salt-Lake are governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at 25% on income reported in the statutory financial statements after appropriate tax adjustments. Mid-Heaven BVI, Sincerity and Salt-Lake do not have any operations, and are not expected to have any operations in the future.

As a qualified business under the China Government’s strategy of Develop-the-West, from January 1, 2011 through December 31, 20120, all the qualified business including Qinghai Technology is subject to a reduced income tax rate of 15% compared to a national customary rate of 25%.

13. REVERSE MERGER

On December 31, 2018 (the "Closing Date"), the Company and its shareholders Mao Zhang, Jian Zhang, and Ying Zhao, constituting all of the shareholders of Mid-Heaven BVI (the “Mid-heaven Shareholders”) entered into a Share Exchange Agreement and Plan of Reorganization with SmartHeat Inc (“SmartHeat”).

Pursuant to the terms of the Agreement, the shareholders of Mid-heaven BVI delivered all of the issued and outstanding shares of capital stock of the Company to SmartHeat, in exchange for the issuance of 106,001,971 shares of SmartHeat’s Common Stock. The Acquisition was structured as a tax-free reorganization.

As a result of the share exchange agreement, Mid-heaven BVI’s shareholders own 57% of the combined company.  For accounting purposes, the transaction was accounted for as a reverse acquisition of SmartHeat by Mid-heaven BVI.  The following unaudited pro forma consolidated results of operations for the Company and SmartHeat for the years ended December 31, 2018 and 2017, presents the Company and SmartHeat’s operations as if the acquisitions occurred on January 1, 2018 and 2017, respectively.  The pro forma results are not necessarily indicative of the actual results that would have occurred had the acquisitions been completed as of the beginning of the periods presented, nor are they necessarily indicative of future consolidated results.

	2018
	Mid-heaven BVI	SmartHeat	Total
Net sales	$6,029,147	$19,189	$6,048,336
Net income	476,695	4,044,562	4,521,257
Basic and diluted weighted average shares outstanding	106,001,971	9,855,174	115,857,145
Basic and diluted net earnings per share	$0.00	$0.41	$0.04

	2017
	Mid-heaven BVI	SmartHeat	Total
Net sales	$7,265,955	$772,158	$8,038,113
Net income (loss)	523,155	(2,909,425)	(2,386,270)
Basic and diluted weighted average shares outstanding	106,001,971	8,504,769	114,506,740
Basic and diluted net earnings (loss) per share	$0.00	$(0.34)	$(0.02)

14. SUBSEQUENT EVENTS

The Company evaluated all events that occurred subsequent to December 31, 2018 through the date that the CFS were issued, no material subsequent event has been identified.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Business Overview

Mid-Heaven Sincerity International Resources Investment Co., Ltd (the “Company” or “Mid-heaven BVI”) was incorporated on April 6, 2018 in the British Virgin Islands (“BVI”) as a holding company. It owns 100% of Qinghai Mid-Heaven Sincerity Technology Co., Ltd (“Sincerity”). Sincerity was incorporated on July 9, 2018 in the People’s Republic of China (“China” or “PRC”), it is a wholly foreign-owned enterprise (“WFOE”) and holds 100% of Qinghai Mid-Heaven Sincerity Salt-Lake R&D Co., Ltd (“Salt-Lake”). Salt-Lake was incorporated in China on September 6, 2018, and serves as a holding company that owns 100% of Qinghai Mid-Heaven Boron & Lithium Technology Co., Ltd (“Qinghai Technology”).

Qinghai Technology was incorporated on December 18, 2018. The business of Qinghai Technology was carved out of Qinghai Zhongtian Boron & Lithium Mining Co., Ltd (“Qinghai Mining”) on December 20, 2018. Qinghai Mining was founded on March 6, 2001, and manufactures and wholesales of boric acid and related compounds for industrial and consumer usage. Qinghai Technology obtains its raw material minerals exclusively from Qinghai Mining and currently processes boric acid by crushing and processing ore.

Related Party Transactions

Qinghai Technology purchased raw material boron rock from Qinghai Mining (owned by three major shareholders of the Company), and received no-interest short-term advances from Qinghai Mining. As of December 31, 2018 and 2017, total due to Qinghai Mining was $3.88 million and $2.73 million, respectively.

Qinghai Technology used equipment that belongs to Qinghai Province DaChaiDan ZhongTian Resources Development Co., Ltd (“Zhongtian Resources”, owned by two major shareholders of the Company) for production. The depreciation of these fixed assets affected the production costs of boric acid of the Company, and was included in the Company’s cost of sales. Due to Zhongtian Resources resulting from using its equipment was $0.11 million and $0.07 million at December 31, 2018 and 2017, respectively.

Qinghai Technology purchased raw material sulfuric acid from DaChaiDan SanXin Industrial Company Ltd (“SanXin”) for production. Outstanding payable to SanXin at December 31, 2018 and 2017 was $0.13 million and $0.12 million, respectively. SanXin is a non-related party company; however, Qinghai Mining assumed all the payables that Qinghai Technology owed to SanXin at December 31, 2018 and 2017 according to a Debt Offset Agreement between the Company, Qinghai Mining and SanXin.

Qinghai Technology sold boric acid to Qinghai Dingjia Zhixin Trading Co., Ltd (“Dingjia”, 90% owned by the son of the Company’s major shareholder). For the years ended December 31, 2018 and 2017, the Company’s sales to Dingjia was $1.52 million and $4.02 million, respectively. At December 31, 2018 and 2017, outstanding receivable from Dingjia was $4.06 million and $5.28 million, respectively.

Qinghai Technology, Qinghai Mining, Zhongtian Resources and Dingjia entered a Debt Offset Agreement, in which, Qinghai Mining assumed the outstanding payable of Qinghai Technology to Zhongtian at December 31, 2018 and 2017, and Qinghai Technology transferred the outstanding receivable balance from Dingjia to Qinghai Mining. With execution of the Debt Offset Agreement, the Company had $54,976 net due to Qinghai Mining at December 31, 2018, and $2,350,061 net due from Dingjia at December 31, 2017.

The following table summarized the two Debt Offset Agreements as of December 31, 2018 and 2017:

Company name	2018	2017
Due from Dingjia	$4,058,148	$5,277,995
Due to Qinghai Mining	(3,878,896)	(2,731,102)
Due to Zhongtian Resources	(106,345)	(74,490)
Due to SanXin (debts assumed by Qinghai Mining)	(127,883)	(122,342)
Due from (to), net	$(54,976)	$(2,350,061)

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements (“CFS”), which were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of these CFS requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the CFS as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our CFS, we believe the following accounting policies are the most critical to assist you in fully understanding and evaluating this management discussion and analysis.

Basis of Presentation

The CFS are prepared in conformity with US GAAP. The functional currency of Qinghai Technology is Renminbi (“RMB’’). The accompanying CFS are presented in U.S. dollars (“USD” or “$”). Mid-heaven BVI, Sincerity, and Salt-Lake do not have any operations.

Principles of Consolidation

For the years ended December 31, 2018 and 2017, the accompanying CFS include the accounts of Mid-heaven BVI, its subsidiaries Sincerity, Salt-Lake and Qinghai Technology, which are collectively referred to as the “Company.” All significant intercompany accounts and transactions were eliminated in consolidation.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.

Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Accounts Receivable

The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of December 31, 2018 and 2017, the bad debt allowance was $0.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

The new revenue standards became effective for the Company on January 1, 2018, and were adopted using the modified retrospective method. The adoption of the new revenue standards as of January 1, 2018 did not change the Company’s revenue recognition as the majority of its revenues continue to be recognized when the customer takes control of its product. As the Company did not identify any accounting changes that impacted the amount of reported revenues with respect to its product revenues, no adjustment to retained earnings was required upon adoption.

Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

Revenues from product sales are recognized when the customer obtains control of the Company’s product, which occurs typically upon delivery to the customer. The Company expenses incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset that it would have recognized is one year or less or the amount is immaterial.

Deferred Income

Deferred income consists primarily of government grants and subsidies for supporting the Company’s technology innovation and transformation of boric acid, lithium and magnesium sulfate projects. The Company uses most of the subsidies to purchase machinery and equipment. Deferred income is amortized to revenue (other income) over the life of the assets for which the grant and subsidy was used. Subsidies for declared project fund require government inspection to ensure proper use of the funds for the designated project.

New Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of adoption of this ASU on its CFS.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its CFS.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. The amendments are an improvement to U.S. GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice. This ASU was effective for public business entities for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company adopted the guidance retrospectively to each period presented. The adoption did not have any material effect on the Company’s CFS.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. This ASU improves the accounting for the income tax consequences of intra-entity transfers of assets other than inventory. For public business entities, the amendments in this update are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. The adoption of this ASU did not have a significant impact on the Company’s CFS.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The ASU requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, and interim period within those fiscal years. The Company adopted the ASU retrospectively to each period presented. The adoption did not have any material effect on the Company’s CFS.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company has adopted the guidance effective January 1, 2018. The Company will evaluate the impact of adopting this standard prospectively upon any transactions of acquisitions or disposals of assets or businesses.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. The ASU removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting this standard on its CFS.

In June 2018, the FASB issued ASU 2018-07, "Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting," which expands the scope of ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. An entity should apply the requirements of ASC 718 to non-employee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. The amendments specify that ASC 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor's own operations by issuing share-based payment awards. The new guidance is effective for SEC filers for fiscal years, and interim reporting periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the effects of the adoption of this guidance and currently believes it will impact the accounting of the share-based awards granted to non-employees.

In August 2018, the SEC issued Release No. 33-10532 that amends and clarifies certain financial reporting requirements. The principal change to the Company’s financial reporting will be the inclusion of the annual disclosure requirement of changes in stockholders’ equity in Rule 3-04 of Regulation S-X to interim periods. The Company adopted this new rule beginning January 1, 2017.

Results of operations

Comparison of the years ended December 31, 2018 and 2017

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales. Certain columns may not add due to rounding.

	2018	% of Sales	2017	% of Sales	Dollar Increase (Decrease)	Percent Increase (Decrease)
Sales	$6,029,147		$7,265,955		$(1,236,808)	(17.0	) %
Cost of goods sold	5,147,641	85.4%	6,096,248	83.9%	(948,607)	(15.6	) %
Gross profit	881,506	14.6%	1,169,707	16.1%	(288,201)	(24.6	) %
Selling expenses	294,892	4.9%	206,290	2.8%	88,602	43.0%
General and administrative expenses	254,865	4.2%	363,189	5.0%	(108,324)	(29.8	) %
Operating expenses	549,757	9.1%	569,479	7.8%	(19,722)	(3.5	) %
Income from operations	331,749	5.5%	600,228	8.3%	(268,479)	(44.7	) %
Other income (expenses), net	229,069	3.8%	15,248	0.2%	213,821	1,402.3%
Income before income taxes	560,818	9.3%	615,476	8.5%	(54,658)	(8.9	) %
Income tax expense	84,123	1.4%	92,321	1.3%	(8,198)	(8.9	) %
Net income	$476,695	7.9%	523,155	7.2%	$(46,460)	(8.9	) %

Sales

The sales for the years ended December 31, 2018 and 2017 were $6,029,147 and $7,265,955, respectively, a decrease of $1,236,808 or 17.0%. For 2018 and 2017, the Company’s sales to Dingjia, a related party company 90% owned by the son of the major shareholder of the Company, was $1.52 million and $4.02 million, respectively. The decrease of sales was due to decreased demand to our products resulting from 1) China’s national macro-policy on economic transformation and improving environment protection and production safety, some of our small enterprise customers were impacted by the policy and stopped the operation or even closed down, and 2) closed our own production facility in January and February for internal improvements on the environmental protection.

Cost of Sales

The cost of Sales (“COS”) for the years ended December 31, 2018 and 2017 was $5,147,641 and 6,096,248, respectively, a decrease of $948,607 or 15.6%. The decrease was mainly due to the decrease of sales. The COS as a percentage of sales was 85.4% for 2018 compared with 83.9% for 2017.

Gross profit

The gross profit for the years ended December 31, 2018 and 2017 was $881,506 and $1,169,707, respectively, a decrease of $288,201 or 24.6%. The profit margin was 14.6% for 2018 comparing with 16.1% for 2017, the decrease was mainly due to the overall inflation in China which impacted our operating costs such as increased purchase price of sulfuric acid, transportation cost and winter heating fee, etc.

Operating expenses

Selling expenses consist mainly of salary and freight. Selling expense were $294,892 for 2018, compared to $206,290 for 2017, an increase of $88,602 or 43.0%, mainly resulting from increased freight by $66,279 and increase salary by $18,134.

General and administrative expenses consist mainly of R&D, office, welfare, business meetings, maintenance, and utilities. General and administrative expenses were $ 254,865 for 2018, compared to $363,189 for 2017, a decreased of $108,324 or 29.8%, mainly resulting from decreased maintenance expenses by $63,440, decreased office expense by $11,111, decreased R&D expense by $13,584 and decreased other expense by $20,189.

Non-operating income (expenses), net

Net non-operating income was $229,069 for 2018, compared to net non-operating income of $15,248 for 2017, an increase of other income of $213,821 or 1,402.3%. The increase was mainly due to increased government subsidy by $197,263 and decreased financial expense by $16,558.

The government provides certain grants and subsidies for supporting the Company’s technology innovation and transformation of boric acid, lithium and magnesium sulfate projects. The Company uses most of the subsidies to purchase machinery and equipment, which is amortized to revenue (other income) over the life of the assets for which the grant and subsidy was used for. Subsidies for declared project fund require government inspection to ensure proper use of the funds for the designated project.

Net Income

We had a net income of $476,695 for 2018, compared to net income of $523,155 for 2017, a decrease of $ 46,460 or 8.9%. The decrease in our net income mainly resulted from the decrease sales as describe above despite we had increased subsidy income.

Liquidity and Capital Resources

As of December 31, 2018, we had cash and equivalents of $0, current assets of $2,371,875, other current liabilities of $998,890, working capital of $1,372,985, and a current ratio of 2.37:1. As of December 31, 2017, we had cash and equivalents of $0, other current assets of $3,185,746, current liabilities of $2,355,689, working capital of $830,057, and a current ratio of 1.35:1. The following is a summary of cash provided by or used in each of the indicated types of activities during 2018 and 2017, respectively.

	2018	2017
Net cash provided by (used in) operating activities	$(2,374,622)	$1,210,649
Net cash used in investing activities	$(2,901)	$(411,751)
Net cash provided by (used in) financing activities	$2,377,523	$(798,898)

Net cash used in operating activities was $2,374,622 for 2018, compared to net cash provided by operating activities of $1,210,649 in 2017. The increase of cash outflow from operating activities for 2018 was principally attributable to increased cash outflow from inventory by $2,270,106, increased cash outflow from accounts payable by $968,146, and increased cash outflow from unearned revenue by $408,972, which was partly offset by increased cash inflow from accrued liabilities and other payable by $248,362.

Net cash used in investing activities was $2,901 for 2018, compared to net cash used in investing activities of $411,751 in 2017. Both were for cash used to purchase of property and equipment.

Net cash provided by financing activities was $2,377,523 for 2018, compared to net cash used in financing activities of $798,898 in 2017. The net cash provided by financing activities in 2018 consisted of increase in due to related party of $2,377,523. The net cash used in financing activities in 2017 consisted of decrease in due to related party of $798,898.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or R&D services with us.